UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2015

ARES MANAGEMENT, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2015, Ares Holdings L.P., a Delaware limited partnership (“Ares Holdings”), Ares Domestic Holdings L.P., a Delaware limited partnership (“Ares Domestic”), Ares Investments L.P., a Delaware limited partnership (“Ares Investments”), Ares Real Estate Holdings L.P., a Delaware limited partnership (collectively with Ares Holdings, Ares Domestic and Ares Investments, the “Borrower”) and certain subsidiaries of Ares Management, L.P. (the “Registrant”) entered into Amendment No. 4 (the “Credit Facility Amendment”) to the Sixth Amended and Restated Credit Agreement, dated as of April 21, 2014 (as amended through and including the Credit Facility Amendment, the “Credit Agreement”), by and among the Borrower, the guarantors party thereto (together with the Borrower, the “Loan Parties”), the lenders party thereto and JPMorgan Chase Bank, N.A., as agent.

The Credit Facility Amendment, among other things, (i) releases the Registrant, Ares Holdings Inc., a Delaware corporation, Ares Domestic Holdings Inc., a Delaware corporation, and Ares Real Estate Holdings LLC, a Delaware limited liability company, from their guarantees of the Borrower’s obligations under the Credit Agreement, (ii) adds certain subsidiaries of the Registrant as guarantors of the Borrower’s obligations under the Credit Agreement, (iii) amends certain formulations, financial definitions, calculations, covenants and events of default in connection therewith, (iv) amends the definition of “Adjusted EBITDA” to, among other things, (a) limit the deduction from “Adjusted EBITDA” for the amount of net income attributable to persons that are not Loan Parties to only deduct any such amounts that are not otherwise distributed to a Loan Party, (b) give pro forma effect to certain acquisitions and (c) exclude the KA Merger (as defined in the Credit Agreement) with respect to certain limitations regarding the ability to include management fees of acquired entities on a pro forma basis, (v) amends the definition of “Debt” to exclude certain purchase price adjustments, deferred purchase price items and earnouts unless any such item is or becomes a balance sheet liability in accordance with generally accepted accounting principles in the United States, (vi) provides for an increase of the letter of credit subfacility under the Credit Agreement to $200 million, (vii) provides for an allowance for loans made in connection with the consummation of the KA Merger that are cancelled concurrently with or following the consummation of the KA Merger, (viii) amends the leverage covenant to exclude from the calculation of “Debt” any debt that is non-recourse to each Loan Party or any of their respective subsidiaries or assets (other than with respect to any non-Loan Party subsidiary incurring such debt) and for which no subsidiary shall be liable, except for certain identified and permitted subsidiary debt and (ix) makes certain other non-material amendments to the provisions of the Credit Agreement.

A copy of the Credit Facility Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Credit Facility Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Credit Facility Amendment.

Upon the release of the guarantors under the Credit Agreement as described above pursuant to the effectiveness of the Credit Facility Amendment on August 5, 2015, the guarantee obligations of the Registrant, Ares Holdings Inc., Ares Domestic Holdings Inc. and Ares Real Estate Holdings LLC under Ares Finance Co. LLC’s 4.000% senior notes due 2024 (the “2024 Notes”) automatically terminated.

On August 7, 2015, Ares Finance Co. LLC entered into a first amendment (the “Indenture Amendment”) to the first supplemental indenture, dated October 8, 2014, supplementing the base indenture, dated October 8, 2014, governing the 2024 Notes (as amended and supplemented, the “Indenture”) to (i) add a reporting obligation under its existing financial reporting covenant, (ii) add certain subsidiaries of the Registrant as additional guarantors under the 2024 notes and (iii) make certain other non-material amendments to the provisions of the Indenture.

A copy of the Indenture Amendment is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Indenture Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Indenture Amendment.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

10.1

Amendment No. 4, dated as of August 5, 2015, to the Sixth Amended and Restated Credit Agreement, dated as of April 21, 2014, by and among Ares Holdings LLC, Ares Domestic Holdings L.P., Ares Investments LLC, Ares Real Estate Holdings L.P., the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A.

10.2

First Amendment, dated as of August 7, 2015, to the First Supplemental Indenture, dated October 8, 2014, to the indenture, dated October 8, 2014, among Ares Finance Co. LLC, the guarantors party thereto and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT, L.P.
By: Ares Management GP LLC, its general partner
Date: August 7, 2015

	By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Exhibit Index

Exhibit Number	Description

10.1

Amendment No. 4, dated as of August 5, 2015, to the Sixth Amended and Restated Credit Agreement, dated as of April 21, 2014, by and among Ares Holdings LLC, Ares Domestic Holdings L.P., Ares Investments LLC, Ares Real Estate Holdings L.P., the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A.

10.2

First Amendment, dated as of August 7, 2015, to the First Supplemental Indenture, dated October 8, 2014, to the indenture, dated October 8, 2014, among Ares Finance Co. LLC, the guarantors party thereto and U.S. Bank National Association, as trustee.